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                                 EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Core Industries Inc


We consent to the incorporation by reference in this Registration Statement of Core Industries Inc on Form S-8, of our reports dated October 21, 1993 appearing in and incorporated by reference in the Annual Report on Form 10-K of Core Industries Inc, for the year ended August 31, 1993, and to reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





Deloitte & Touche
Detroit, Michigan
January 14, 1994